Exhibit 99.1

SCIO Diamond Technology Progress Report

GREENVILLE, S.C., Feb. 16, 2012 (GLOBENEWSWIRE) — SCIO Diamond Technology Corporation (OTCBB:SCIO.OB) today updated investors and other constituents on its progress toward becoming a leader in the production of high quality, single-crystal cultured diamonds.

The company is encouraged by the active interest being expressed by gemstone and industrial distributors and customers, adding a sense of urgency to its effort to build production capacity in Greenville, South Carolina and outfit a leading edge research and development facility in Hudson, Massachusetts.

SCIO is actively negotiating with a wide variety of potential customers, including leading distributors in China and India.  As emerging market economies grow, consumers are demonstrating a taste for the real, yet affordable diamonds SCIO can produce rather than simulants.

In developed markets such as the United States, SCIO is garnering interest as a supplier of “green” jewelry, giving end customers the opportunity to avoid the taint of conflict gems and the environmental degradation associated with mined diamonds.

Industrial partners are also testing SCIO’s diamonds for high value-added applications such as laser scalpels and semiconductor substrates.

Within several months, SCIO expects to complete the first phase of its production plan, the installation of its existing three-inch reactors at the new plant in Greenville.  At full capacity, this equipment can produce over 850 rough carats annually, which would yield over 250 polished carats at the current 30% yield experience.  The second phase of the production plan, which contemplates the installation of up to ten six-inch reactors at the Greenville plant, is contingent upon the completion of a capital raise of $10 million.  SCIO is in active discussions with a number of potential investors, but there can be no guarantee that the company will complete all or part of the funding on terms attractive to existing shareholders.

About SCIO Diamond

SCIO Diamond employs a patent-protected chemical deposition process to produce high-quality, single-crystal diamonds in a controlled laboratory setting, with such diamonds referred to as “lab-grown” or cultured diamonds. The diamonds have identical chemical, physical and optical properties of any diamond found in the earth, and the company’s highly controlled manufacturing process enables it to produce very high-quality, high-purity, high volume, single-crystal colorless, near colorless and fancy colored diamonds.

Page - 1

SCIO’s technology permits it to produce lab-grown diamonds in size, color, and quality combinations that are rarely present in nature.  Diamonds are now being offered in limited quantities as jewelry and in the technology arena as the material operating system of the future.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Scio Diamond Technology Corporation to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

CONTACT: Investor Relations:
         ICR, LLC
         Gary T. Dvorchak, CFA
         Senior Vice President
         +1 (310) 954-1123
         gary.dvorchak@icrinc.com

         Company:
         SCIO Diamond Technology Corporation
         Joseph D. Lancia
         Chief Executive Officer
         +1 (864) 751-4880
         Jlancia@sciodiamond.com

Page - 2